                                                                      EXHIBIT 11

                                SAFETY 1ST, INC.

                                                 PRIMARY NET INCOME
                                            PER SHARE AND FULLY DILUTED
                                            NET INCOME (LOSS) PER SHARE



                                                                               Three Months Ended
                                                                             June 28,       June 30,
                                                                               1997           1996
                                                                            -------------------------

PRIMARY NET INCOME (LOSS) PER SHARE

    Net income (loss) available for common
    shares and common stock equivalent
    shares deemed to have a dilutive effect                                 $1,213,195    $(8,193,085)

    Primary net income (loss) per share                                     $     0.17    $     (1.14)

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                                              7,187,288      7,155,616
    Common stock equivalents - stock options                                         -              -
                                                                            -------------------------

    Total                                                                    7,187,288      7,155,616
                                                                            =========================

FULLY DILUTED NET INCOME (LOSS) PER SHARE


    Net income(loss) available for common
    shares and common stock equivalent
    shares deemed to have a dilutive
    effect                                                                  $1,213,195    $(8,193,085)

    Fully diluted net income(loss) per share                                $     0.17    $     (1.14)

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                                              7,187,288      7,155,616
    Common stock equivalents - stock options                                         -              -
                                                                            -------------------------

    Total                                                                    7,187,288      7,155,616
                                                                            =========================

                                                            EXHIBIT 11 Continued

                                SAFETY 1ST, INC.

                                                 PRIMARY NET INCOME
                                            PER SHARE AND FULLY DILUTED
                                            NET INCOME (LOSS) PER SHARE



                                                                                Six Months Ended
                                                                          June 28               June 30
                                                                           1997                  1996
                                                                        ---------------------------------

PRIMARY NET INCOME (LOSS) PER SHARE

    Net income (loss) available for common
    shares and common stock equivalent
    shares deemed to have a dilutive effect                             $1,410,394            $(6,489,070)

    Primary net income (loss) per share                                 $     0.20            $     (0.91)

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                                          7,186,215              7,155,616
    Common stock equivalents - stock options                                     -                      -
                                                                        ---------------------------------

    Total                                                                7,186,215              7,155,616
                                                                        =================================

FULLY DILUTED NET INCOME (LOSS) PER SHARE

    Net income(loss) available for common
    shares and common stock equivalent
    shares deemed to have a dilutive
    effect                                                              $1,410,394            $(6,489,070)

    Fully diluted net income(loss) per share                                $ 0.20            $     (0.91)

SHARES USED IN COMPUTATION

    Weighted average common shares
    outstanding                                                          7,186,215              7,155,616
    Common stock equivalents - stock options                                     -                      -
                                                                        ---------------------------------

    Total                                                                7,186,215              7,155,616
                                                                        =================================